Exhibit 99.2 Fiscal Year Ended April 30, 2015

• Increase same-store grocery & other merchandise sales 6.2% with a margin of 32.1% • Increase same-store prepared food & fountain sales 10.4% with a margin of 60.8% • Increase same-store fuel gallons 2% with a margin of 16.7¢ per gallon • Build or acquire 75 to 113 stores. Replace 10 stores and remodel 100 existing stores

FY2014 FY2015 Gallons sold 1.7 billion 1.8 billion Margin 16.1¢ 19.3¢ Gross profit $268 million $351 million

Same Store Gallons Gallons Sold Margin Gross Profit 3.4% 501 million 17.5¢ $88 million

FY2014 FY2015 Sales $1.6 billion $1.8 billion Margin 32.1% 32.1% Gross profit $508 million $576 million

Same Store Sales Sales Margin Gross Profit 7% $527 million 32.6% $172 million

FY2014 FY2015 Sales $659 million $781 million Margin 61.1% 59.7% Gross profit $403 million $466 million

Same Store Sales Sales Margin Gross Profit 10.3% $223 million 62.5% $140 million

Cash & cash equivalents $49 million Long-term debt $838 million Shareholders’ equity $875 million

Number of Stores 24-hours 906 Pizza delivery 337 Major remodels 258

New store construction & acquisitions $208 - $300 million Replacements $28 million Maintenance & remodeling $125 million Distribution center projects $40 million Transportation & information systems $35 million Total $436 - $528 million

$38.02 $38.90 $46.93 $57.99 $68.45 $82.18 $109.09 $0.00 $20.00 $40.00 $60.00 $80.00 $100.00 $120.00 04/30/10 04/30/11 04/30/12 04/30/13 04/30/14 04/30/15 Current

0.34 0.505 0.60 0.66 0.72 0.80 0.88 0.00 0.10 0.20 0.30 0.40 0.50 0.60 0.70 0.80 0.90 1.00 04/30/10 04/30/11 04/30/12 04/30/13 04/30/14 04/30/15 2016 Projected

Exhibit 99.2

CASEY'S GENERAL STORE

Annual Shareholders' Meeting
Casey's General Stores, Inc.

Fiscal Year Ended April 30, 2015



CASEY'S
784
8877
784
8877
DELIVERY



Fiscal Year 2016 Goals

- Increase same-store grocery & other merchandise sales 6.2% with a margin of 32.1%
- Increase same-store prepared food & fountain sales 10.4% with a margin of 60.8%
- Increase same-store fuel gallons 2% with a margin of 16.7¢ per gallon
- Build or acquire 75 to 113 stores. Replace 10 stores and remodel 100 existing stores

CASEY'S GENERAL STORE

CASEY'S
GENERAL STORE

Fuel

	FY2014	FY2015
Gallons sold	1.7 billion	1.8 billion
Margin	16.1¢	19.3¢
Gross profit	$268 million	$351 million

CASEY'S GENERAL STORE

Q1 Fiscal 2016
Fuel

Same Store Gallons	Gallons Sold	Margin	Gross Profit
3.4%	501 million	17.5¢	$88 million

Grocery & Other Merchandise

	FY2014	FY2015
Sales	$1.6 billion	$1.8 billion
Margin	32.1%	32.1%
Gross profit	$508 million	$576 million

CASEY'S GENERAL STORE

Q1 Fiscal 2016
Grocery & Other Merchandise

Same Store Sales	Sales	Margin	Gross Profit
7%	$527 million	32.6%	$172 million

Prepared Food & Fountain

	FY2014	FY2015
Sales	$659 million	$781 million
Margin	61.1%	59.7%
Gross profit	$403 million	$466 million

CASEY'S GENERAL STORE

Q1 Fiscal 2016
Prepared Food & Fountain

Same Store Sales	Sales	Margin	Gross Profit
10.3%	$223 million	62.5%	$140 million


ONLINE
ORDERING

CASEY'S
GENERAL STORE

Fiscal 2015
Balance Sheet

Cash & cash equivalents	$49 million
Long-term debt	$838 million
Shareholders' equity	$875 million

CASEY'S GENERAL STORE

Strategic Initiatives

	Number of Stores
24-hours	906
Pizza delivery	337
Major remodels	258

Fiscal 2016
Capital Expenditure Budget

New store construction & acquisitions	$208 - $300 million
Replacements	$28 million
Maintenance & remodeling	$125 million
Distribution center projects	$40 million
Transportation & information systems	$35 million
Total	$436 - $528 million

Stock Price Performance



$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
CAGR 17%
$38.02
$38.90
$46.93
$57.99
$68.45
$82.18
$109.09
04/30/10
04/30/11
04/30/12
04/30/13
04/30/14
04/30/15
Current

Dividend



1.00
0.90
0.80
0.70
0.60
0.50
0.40
0.30
0.20
0.10
0.00
CAGR 19%
0.34
0.505
0.60
0.66
0.72
0.80
0.88
04/30/10
04/30/11
04/30/12
04/30/13
04/30/14
04/30/15
2016 Projected

CASEY'S

GENERAL STORE ®